Exhibit 10.59

TENTH AMENDMENT TO CREDIT AGREEMENT

This Tenth Amendment to Credit Agreement (this “Amendment”) is entered into as of January 3, 2017, by and among NeoPhotonics Corporation, a Delaware corporation (“Borrower”), Lenders (as defined below) and Comerica Bank, as administrative agent for Lenders (in such capacity, “Agent”).

RECITALS

A.Borrower previously entered into that certain Revolving Credit and Term Loan Agreement dated as of March 21, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the certain financial institutions from time to time parties thereto (collectively, “Lenders”), and Agent.

B.Borrower, Agent and Lenders desire to amend the Credit Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, Borrower, Agent and Lenders hereby agree as follows:

1. The definition of “Revolving Credit Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Revolving Credit Maturity Date’ shall mean the earlier of (i) April 30, 2017 and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.”

2. Section 7.9(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(a)Reserved.”

3. This Amendment shall become effective (according to the terms hereof) on the date (the “Tenth Amendment Effective Date”) that the following conditions have been deemed fully satisfied by Agent:
(a)	Agent shall have received counterpart signature pages to this Amendment, duly executed and delivered by each of Agent, Borrower and Lenders;
(b)	Borrower shall have paid to Agent all reasonable costs and expenses, if any, that are due and owing to Agent and Lenders as of the date hereof;

(c)Agent and Lenders shall have received such other documents and completion of matters as Agent or Lenders may deem necessary or appropriate.

4. Borrower hereby represents and warrants that, after giving effect to this Amendment, (a) the execution and delivery of this Amendment are within such party’s corporate or limited liability company powers, have been duly authorized, are not in contravention of any law applicable to such party or the terms of its organizational documents, and except to the extent previously obtained do not require the consent or approval of any governmental body, agency or authority, and this Amendment and the Credit Agreement (as amended hereby) shall constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the Tenth Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

5. Except as specifically set forth above, this Amendment (i) shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents; and (ii) shall not constitute a waiver or release by Agent or Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of Lenders with respect to any non-compliance by Borrower with the Credit Agreement or any other Loan Document, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

6. Borrower and each other Credit Party hereby acknowledge and agree that this Amendment and the amendment set forth herein do not constitute any course of dealing or other basis for altering (i) any obligation of Borrower, any other Credit Party or any other party or (ii) any rights, privilege or remedy of Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

7. Capitalized terms used in this Amendment but not expressly defined herein shall have the respective meanings ascribed to them in the Credit Agreement.
8. This Amendment may be executed in two or more counterparts in accordance with Section 13.9 of the Credit Agreement.

9. This Amendment shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws that would result in the application of the laws of a different jurisdiction.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, Borrower, Lenders and Agent have each caused this Amendment to be executed by their respective duly authorized officers or agents, as applicable, as of the date first set forth above.

COMERICA BANK, as Agent and sole Lender

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	Senior Vice President

Signatures continue on following page.

neophotonics corporation

By:	/s/ Clyde R. Wallin
Name:	Clyde R. Wallin
Title:	Senior Vice President and Chief Financial Officer